Exhibit 99.1

RADIANT LOGISTICS ANNOUNCES RESULTS FOR THE FOURTH fiscal quarter and Year ENDED June 30, 2016

Posts record annual revenues of $782.5 million – up $279.8 million or 55.7%;

Net revenues of $186.7 million – up $63.0 million or 50.9%; and

Adjusted EBITDA of $24.4 million – up $7.1 million or 41.3%

BELLEVUE, WA September 13, 2016 – Radiant Logistics, Inc. (NYSE MKT: RLGT), a third party logistics and multi-modal transportation services company, today reported financial results for the three and twelve months ended June 30, 2016.

Fiscal Year Financial Highlights (Year Ended June 30, 2016)

•	Revenues were $782.5 million for the fiscal year ended June 30, 2016, up $279.8 million or 55.7% compared to revenues of $502.7 million for the comparable prior year period.
•	Net revenues increased to $186.7 million for the fiscal year ended June 30, 2016, up $63.0 million or 50.9% compared to net revenues of $123.7 million for the comparable prior year period.
•

Net loss attributable to common stockholders was $5.6 million, or $0.11 per basic and fully diluted share for the fiscal year ended June 30, 2016, compared to net income of $3.8 million, or $0.11 per basic and $0.10 per fully diluted share, for the comparable prior year period.

•

Adjusted net income attributable to common stockholders was $11.8 million for the fiscal year ended June 30, 2016, up $5.0 million or 72.8% compared to adjusted net income attributable to common stockholders of $6.8 million for the comparable prior year period. Both periods are calculated by applying a normalized tax rate of 36% and excluding other items not considered part of regular operating activities.

•

Adjusted EBITDA increased to $24.4 million for the fiscal year ended June 30, 2016, up $7.1 million or 41.3%, compared to adjusted EBITDA of $17.3 million for the comparable prior year period. Normalizing these results to exclude $2.4 million in non-recurring transition costs associated with the interim operation of Service By Air’s back-office operations, Adjusted EBITDA would have been $26.8 million for the fiscal year ended June 30, 2016, compared to $17.4 million for comparable prior year period.

•

Cash from operations increased to $21.4 million for the fiscal year ended June 30, 2016, up $19.3 million or over 900% compared to cash from operations of $2.1 million for the comparable prior year period.

CEO Comments

“We are very pleased to report record results for fiscal 2016 in what proved to be an increasingly difficult market over the course of the year”, said Bohn Crain, Founder and CEO. We posted revenues of $782.5, up $279.8 million or 55.7%; net revenues of $186.7 million, up $63.0 million or 50.9%; and adjusted EBITDA of $24.4 million, up $7.1 million or 41.3%, over the comparable prior year period. Normalizing our adjusted EBITDA to exclude $2.4 million in non-recurring transitions costs associated with redundant back-office operation of Service By Air’s back-office that are targeted for elimination later this calendar year, we would have reported adjusted EBITDA of $26.8 million, up $9.4 million or 53.9%. In addition, we also reported record cash from operations for the fiscal year ended June 30, 2016 of $21.4 million.”

Crain continued: “For the quarter ended June 30, 2016, we posted revenues of $183.6 million, down $12.6 million or 6.4%; net revenues of $46.6 million, up $3.9 million or 9.0%; and adjusted EBITDA of $5.4 million, down $1.1 million or 17.2%, over the comparable prior year period. These quarterly results reflect the impacts of excess capacity and related margin pressures of the current market environment, particularly in our brokerage operations as well as the previously disclosed loss of a significant customer at On Time Express which is also a drag on comparable year over year results of our forwarding operations. We are responding to these market headwinds with a focus on the continuous improvement of our existing business through an accelerated investment in technology, further integration of previously acquired operations and unlocking the associated revenue and cost synergies within our current platform. While improving the financial performance of our existing platform is our top priority, we also remain committed to our long standing strategy to deliver profitable growth through a combination of organic and acquisition growth initiatives. We have low leverage on our balance sheet, strong free cash flow and continue our disciplined search for acquisition candidates that bring critical mass to our current platform with respect to geography, purchasing power and complementary service offerings.”

Fourth Quarter Ended June 30, 2016 – Financial Results

For the three months ended June 30, 2016, Radiant reported a net loss attributable to common stockholders of $0.6 million on $183.6 million of revenues, or $0.01 per basic and fully diluted share. For the three months ended June 30, 2015, Radiant reported net income attributable to common stockholders of $1.7 million on $196.2 million of revenues, or $0.04 per basic and fully diluted share.

For the three months ended June 30, 2016, Radiant reported adjusted net income attributable to common stockholders of $2.8 million. For the three months ended June 30, 2015, Radiant reported adjusted net income attributable to common stockholders of $2.1 million.

Radiant also reported adjusted EBITDA of $5.4 million for the three months ended June 30, 2016, compared to adjusted EBITDA of $6.5 million for the three months ended June 30, 2015. Normalizing these results to exclude non-recurring transition costs associated with the interim operation of Service by Air’s back-office operations, adjusted EBITDA would have been $5.9 million and $6.7 million for the three months ended June 30, 2016 and 2015, respectively.

A reconciliation of Radiant’s adjusted net income and adjusted EBITDA to the most directly comparable GAAP measure for the three months ending June 30, 2016 and 2015 appears at the end of this release.

Year Ended June 30, 2016 – Financial Results

For the year ended June 30, 2016, Radiant reported a net loss attributable to common stockholders of $5.6 million on $782.5 million of revenues, or $0.11 per basic and fully diluted share. For the year ended June 30, 2015, Radiant reported net income attributable to common stockholders of $3.8 million on $502.7 million of revenues, or $0.11 per basic and $0.10 per fully diluted share.

For the year ended June 30, 2016, Radiant reported adjusted net income attributable to common stockholders of $11.8 million. For the year ended June 30, 2015, Radiant reported adjusted net income attributable to common stockholders of $6.8 million.

Radiant also reported adjusted EBITDA of $24.4 million for the year ended June 30, 2016, compared to adjusted EBITDA of $17.3 million for the year ended June 30, 2015. Normalizing these results to exclude non-recurring transition costs associated with the interim operation of Service by Air’s back-office operations, adjusted EBITDA would have been $26.8 million and $17.4 million for the twelve months ended June 30, 2016 and 2015, respectively.

A reconciliation of Radiant’s adjusted net income and adjusted EBITDA to the most directly comparable GAAP measure for the year ended June 30, 2016 and 2015 appears at the end of this release.

Investor Conference Call

Radiant will host a conference call for stockholders and the investing community on Tuesday, September 13, 2016 at 4:30 pm, ET to discuss the contents of this release. The call can be accessed by dialing (877) 407-8031, or (201) 689-8031 for international participants, and is expected to last approximately 30 minutes. Callers are requested to dial in 5 minutes before the start of the call. An audio replay will be available for two weeks after the teleconference by dialing (877) 481-4010, or (919) 882-2331 for international callers, and using replay ID number 10084. This call is also being webcast and may be accessed via Radiant’s web site at www.radiantdelivers.com.

About Radiant Logistics (NYSE MKT: RLGT)

Radiant Logistics, Inc. (www.radiantdelivers.com) is a third party logistics and multimodal transportation services company. Through its comprehensive service offering, Radiant provides domestic and international freight forwarding services, truck and rail brokerage services and other value-added supply chain management services, including customs brokerage, order fulfillment, inventory management and warehousing to a diversified account base including manufacturers, distributors and retailers using a network of independent carriers and international agents positioned strategically around the world.

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ significantly from management's expectations. These forward-looking statements involve risks and uncertainties that include, among others, risks related to: trends in the domestic and global economy; our ability to attract new and retain existing agency relationships; acquisitions and integration of acquired entities; availability of capital to support our acquisition strategy; our ability to maintain and improve back office infrastructure and transportation and accounting information systems in a manner sufficient to service our revenues and network of operating locations; the ability of the Wheels operation to maintain and grow its revenues and operating margins in a manner consistent with recent operating results and trends; our ability to maintain positive relationships with our third-party transportation providers, suppliers and customers; outcomes of legal proceedings; competition; management of growth; potential fluctuations in operating results; and government regulation. More information about factors that potentially could affect our financial results is included Radiant Logistics, Inc.'s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent filings.

# # #

Investor Contact: Stonegate, Inc. Casey Stegman 972-850-2001 casey@stonegateinc.com	Media Contact: Radiant Logistics, Inc. Ryan McBride (425) 943-4533 rmcbride@radiantdelivers.com

RADIANT LOGISTICS, INC.

Consolidated Balance Sheets

(In thousands, except share and per share data)	June 30,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$4,768	$7,268
Accounts receivable, net of allowance of $1,806 and $1,551 respectively	101,035	127,349
Employee and other receivables	635	111
Income tax deposit	1,525	2,309
Prepaid expenses and other current assets	5,410	5,671
Total current assets	113,373	142,708

Technology and equipment, net	12,453	13,176

Acquired intangibles, net	71,941	82,955
Goodwill	62,888	63,089
Deposits and other assets	2,814	3,110
Total long-term assets	137,643	149,154
Total assets	$263,469	$305,038

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued transportation costs	$75,071	$92,025
Commissions payable	8,280	9,449
Other accrued costs	5,331	7,732
Due to former shareholders of acquired operations	50	684
Current portion of notes payable	2,416	543
Current portion of contingent consideration	3,387	1,872
Current portion of transition and lease termination liability	1,838	283
Other current liabilities	138	298
Total current liabilities	96,511	112,886

Notes payable, net of current portion	28,903	84,202
Contingent consideration, net of current portion	4,098	5,741
Transition and lease termination liability, net of current portion	658	1
Deferred rent liability	851	1,144
Deferred tax liability	12,525	15,567
Other long-term liabilities	742	1,004
Total long-term liabilities	47,777	107,659
Total liabilities	144,288	220,545

Stockholders' equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized; 839,200 shares issued and outstanding, liquidation preference of $20,980	1	1
Common stock, $0.001 par value, 100,000,000 shares authorized; 48,857,506 and 42,563,224 shares issued and outstanding, respectively	30	24
Additional paid-in capital	114,392	74,659
Deferred compensation	(1)	(4)
Retained earnings	4,581	10,146
Accumulated other comprehensive income (loss)	98	(395)
Total Radiant Logistics, Inc. stockholders’ equity	119,101	84,431
Non-controlling interest	80	62
Total stockholders’ equity	119,181	84,493
Total liabilities and stockholders’ equity	$263,469	$305,038

RADIANT LOGISTICS, INC.

Consolidated Statements of Operations and Comprehensive Income (Loss)

(In thousands, except share and per share data)	Three Months Ended June 30,		Year Ended June 30,
	2016	2015	2016	2015
Revenues	$183,616	$196,234	$782,495	$502,665
Cost of transportation	137,067	153,533	595,834	378,942
Net revenues	46,549	42,701	186,661	123,723

Operating partner commissions	21,531	17,537	84,475	60,356
Personnel costs	13,223	13,467	54,131	34,225
Selling, general and administrative expenses	6,773	6,275	25,731	15,384
Depreciation and amortization	2,773	2,700	12,033	6,359
Transition and lease termination costs	837	374	5,945	770
Impairment of acquired intangible assets	—	—	3,680	—
Change in contingent consideration	375	(2,772)	1,003	(3,921)
Total operating expenses	45,512	37,581	186,998	113,173

Income (loss) from operations	1,037	5,120	(337)	10,550

Other income (expense):
Interest income	3	15	47	17
Interest expense	(814)	(1,544)	(4,919)	(1,873)
Loss on write-off of loan fees	(1,180)	—	(1,180)	—
Foreign exchange gain (loss)	312	(787)	700	(739)
Other	247	(68)	350	16
Total other expense:	(1,432)	(2,384)	(5,002)	(2,579)

Income (loss) before income tax expense	(395)	2,736	(5,339)	7,971

Income tax benefit (expense)	285	(539)	1,886	(2,016)

Net income (loss)	(110)	2,197	(3,453)	5,955
Less: Net income attributable to non-controlling interest	(12)	(18)	(66)	(80)

Net income (loss) attributable to Radiant Logistics, Inc.	(122)	2,179	(3,519)	5,875
Less: Preferred stock dividends	(511)	(511)	(2,046)	(2,046)

Net income (loss) attributable to common stockholders	$(633)	$1,668	$(5,565)	$3,829

Other comprehensive income (loss):
Foreign currency translation gain (loss)	(170)	(395)	493	(395)
Comprehensive income (loss)	$(803)	$1,273	$(5,072)	$3,434

Net income (loss) per common share:
Basic	$(0.01)	$0.04	$(0.11)	$0.11
Diluted	$(0.01)	$0.04	$(0.11)	$0.10

Weighted average shares outstanding:
Basic shares	48,807,414	42,075,439	48,413,361	36,446,778
Diluted shares	48,807,414	43,621,917	48,413,361	38,021,511

RADIANT LOGISTICS, INC.

Reconciliation of Net Income to Adjusted Net Income, EBITDA, Adjusted EBITDA and Normalized Adjusted EBITDA

(unaudited)

As used in this report, Adjusted Net Income, EBITDA, Adjusted EBITDA and Normalized Adjusted EBITDA are not measures of financial performance or liquidity under United States Generally Accepted Accounting Principles (“GAAP”). Adjusted Net Income, EBITDA, Adjusted EBITDA and Normalized Adjusted EBITDA are presented herein because they are important metrics used by management to evaluate and understand the performance of the ongoing operations of Radiant’s business. For Adjusted Net Income, management uses a 36% tax rate for calculating the provision for income taxes before preferred dividend requirement to normalize Radiant’s tax rate to that of its competitors and to compare Radiant’s reporting periods with different effective tax rates. In addition, in arriving at Adjusted Net Income, the Company adjusts for certain non-cash charges and significant items that are not part of regular operating activities. These adjustments include depreciation and amortization, change in contingent consideration, amortization of loan fees, write-off of loan fees, impairment of acquired intangible assets, acquisition related costs, transition costs, lease termination costs, legal costs and non-recurring costs.

Adjusted EBITDA means earnings before preferred stock dividends, interest, income taxes, depreciation and amortization, which is then further adjusted for changes in contingent consideration, expenses specifically attributable to acquisitions, lease termination costs, extraordinary items, share-based compensation expense, legal costs, non-recurring costs, write off of loan fees, impairment of acquired intangible assets and foreign exchange losses or gains. Normalized Adjusted EBITDA represents the Adjusted EBITDA but also adds back transition costs associated with the SBA back-office that is projected to be eliminated.

We believe that these non-GAAP financial measures, as presented, represent a useful method of assessing the performance of our operating activities, as they reflect our earnings trends without the impact of certain non-cash charges and other non-recurring charges. These non-GAAP financial measures are intended to supplement the GAAP financial information by providing additional insight regarding results of operations to allow a comparison to other companies, many of whom use similar non-GAAP financial measures to supplement their GAAP results. However, these non-GAAP financial measures will not be defined in the same manner by all companies and may not be comparable to other companies. Adjusted Net Income, EBITDA, Adjusted EBITDA and Normalized Adjusted EBITDA should not be considered in isolation or as a substitute for any of the consolidated statements of operations prepared in accordance with GAAP, or as an indication of Radiant’s operating performance or liquidity.

	Three Months Ended June 30,		Year Ended June 30,
	2016	2015	2016	2015
Reconciliation of net income (loss) to adjusted net income:
Net income (loss) attributable to common stockholders	$(633)	$1,668	$(5,565)	$3,829
Adjustments to net income:
Income tax expense (benefit)	(285)	539	(1,886)	2,016
Depreciation and amortization	2,773	2,700	12,033	6,359
Change in contingent consideration	375	(2,772)	1,003	(3,921)
Lease termination costs	202	188	2,545	583
Acquisition related costs	340	774	2,446	2,045
Legal costs	107	239	1,066	601
Non-recurring costs	29	—	279	—
Amortization of loan fees	85	99	388	145
Transition costs associated with acquisitions	477	158	2,408	158
Loss on write-off of loan fees	1,180	—	1,180	—
Loss on impairment of acquired intangible assets	—	—	3,680	—

Adjusted net income before income taxes	4,650	3,593	19,577	11,815

Provision for income taxes at 36% before preferred dividend requirement	(1,858)	(1,477)	(7,784)	(4,990)

Adjusted net income	$2,792	$2,116	$11,793	$6,825

	Three Months Ended June 30,		Year Ended June 30,
Reconciliation of net income (loss) to normalized adjusted EBITDA	2016	2015	2016	2015

Net income (loss) attributable to common stockholders	$(633)	$1,668	$(5,565)	$3,829
Preferred stock dividends	511	511	2,046	2,046

Net income (loss) attributable to Radiant Logistics, Inc.	(122)	2,179	(3,519)	5,875
Income tax expense (benefit)	(285)	539	(1,886)	2,016
Depreciation and amortization	2,773	2,700	12,033	6,359
Net interest expense	811	1,529	4,872	1,856

EBITDA	3,177	6,947	11,500	16,106

Share-based compensation	322	383	1,407	1,115
Change in contingent consideration	375	(2,772)	1,003	(3,921)
Acquisition related costs	340	774	2,446	2,045
Legal costs	107	239	1,066	601
Non-recurring costs	29	—	279	—
Lease termination costs	202	188	2,545	583
Loss on impairment of acquired intangible assets	—	—	3,680	—
Loss on write-off of loan fees	1,180	—	1,180	—
Foreign exchange loss (gain)	(312)	787	(700)	739

Adjusted EBITDA	5,420	6,546	24,406	17,268
Transition costs	477	158	2,408	158
Normalized adjusted EBITDA	$5,897	$6,704	$26,814	$17,426
As a % of Net Revenues	12.7%	15.7%	14.4%	14.1%